EXHIBIT 99.2 – PRESS RELEASE

SkyTerra Communications, Inc. 19 West 44th Street, Suite 507 New York, New York 10036	Contact: Robert C. Lewis Senior Vice President and General Counsel 212-730-7540 info@skyterracom.com

SKYTERRA COMMUNICATIONS SETS RECORD DATE FOR ITS ANNUAL MEETING

New York, NY June 12, 2006 – SkyTerra Communications, Inc. (OTC BB: SKYT) announced today that its Board of Directors has fixed June 22, 2006 as the record date for its 2006 annual meeting of stockholders.

The Company expects that the annual meeting will be held on or about July 25, 2006.